UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2015

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 399-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

             On February 12, 2015, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and FBR Capital Markets & Co. (the “Underwriters”) in connection with a registered firm commitment underwritten public offering (the “Offering”) of 4,000,000 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”). Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, an aggregate of 4,000,000 shares of Common Stock. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.35625 per share, and the price to the public is $2.50 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30 day option to purchase up to an additional 600,000 shares of its common stock to cover over-allotments, if any. The Company expects to close the sale of the Common Stock on February 18, 2015, subject to customary closing conditions. The shares have been allocated to two institutional investors.

            The Company estimates net proceeds from the Offering to be $9.13 million if the Underwriters’ over-allotment option is not exercised (and $10.54 million if the over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

            The shares of Common Stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-198463) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 5, 2014, including the preliminary prospectus supplement dated February 12, 2015 and a prospectus supplement dated February 12, 2015, to the prospectus contained in the Registration Statement.

            The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

            Pursuant to the terms of the Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after February 12, 2015 without first obtaining the written consent of the Underwriters, subject to certain exceptions, extensions and terms as set forth in the Underwriting Agreement.

            A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

            A copy of the opinion of Kenneth R. Lombardo, General Counsel to the Company, relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto (the “Legal Opinion”). This description of the Legal Opinion is qualified in its entirety by reference to Exhibit 5.1. The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Other Events.

            On February 12, 2015, the Company issued a press release announcing the pricing of the Common Stock in the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 12, 2015, among Quantum Fuel Systems Technologies Worldwide, Inc., Cowen and Company, LLC and FBR Capital Markets & Co.
5.1	Opinion of Kenneth Lombardo, General Counsel
23.1	Consent of Kenneth Lombardo, General Counsel (contained in Exhibit 5.1)
99.1	Press Release dated February 12, 2015

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES
WORLDWIDE, INC.

February 12 , 2015	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 12, 2015, among Quantum Fuel Systems Technologies Worldwide, Inc., Cowen and Company, LLC and FBR Capital Markets & Co.
5.1	Opinion of Kenneth Lombardo, General Counsel
23.1	Consent of Kenneth Lombardo, General Counsel (contained in Exhibit 5.1)
99.1	Press Release dated February 12, 2015